SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                  FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2005
                                                 ----------------------------

                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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             (State of or other jurisdiction of incorporation)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

            1850 Ramtron Drive, Colorado Springs, Colorado 80921
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:    (719) 481-7000
                                                   --------------------------

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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    Page-1

This Form 8-K/A amends the current report on Form 8-K dated August 29, 2005 filed by Ramtron International Corporation ("Ramtron") on September 2, 2005, to include Item 9.01(a) Financial statements of the business acquired, Item 9.01(b) Pro forma financial information and 9.01(c) Exhibits.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

9.01(a)  Financial statements of businesses acquired
----------------------------------------------------

                                AUDITORS' REPORT

To the Board of Directors of
Goal Semiconductor Inc.

We have audited the balance sheet of Goal Semiconductor Inc. as at December 31, 2004 and the statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 15 to the financial statements.

/s/ KPMG LLP
------------
KPMG LLP

Chartered Accountants

Montreal, Canada
February 11, 2005, except as to note 14
which is as of August 29, 2005

                                    Page-2

                               GOAL SEMICONDUCTOR INC.
                                Financial Statements
                            Year ended December 31, 2004

                                 TABLE OF CONENTS


Financial Statements

Balance Sheet . . . . . . . . . . . . . . . . .  4
Statement of Operations and Deficit . . . . . .  5
Statement of Cash Flows . . . . . . . . . . . .  6
Notes to Financial Statements . . . . . . . . .  7

                                    Page-3

                             GOAL SEMICONDUCTOR INC.
                                 Balance Sheet

             December 31, 2004, with comparative figures for 2003
                             (in Canadian dollars)

                                                    2004          2003
                                                 -----------   -----------
     Assets
Current assets:
Cash and cash equivalents                        $1,141,801    $  558,636
Short-term investments                                   --       991,380
Accounts receivable                                  27,197        13,365
Research tax credits receivable                   1,125,000       525,000
Work in process                                      10,000            --
Inventory                                            63,729        28,636
Prepaid expenses and deposits                        40,403       135,735
                                                 -----------   -----------
                                                  2,408,130     2,252,752

Property and equipment (note 3)                     332,560       421,169

Deferred financing costs (note 6)                   150,355       187,944
                                                 -----------   -----------
                                                 $2,891,045    $2,861,865
                                                 ===========   ===========
Liabilities and Shareholders' Deficiency
Current liabilities:
Research and development tax credit
  bank loan (note 4)                             $  400,000    $  350,000
Accounts payable and accrued liabilities             74,379        98,932
Deferred revenues                                    18,747            --
Current portion of long-term debt (note 5)          104,386        74,131
                                                 -----------   -----------
                                                    597,512       523,063

Long-term debt (note 5)                             208,987       214,862

Convertible preferred shares (note 6)             3,750,000     2,250,000
Accrued preferred dividends (note 6)                215,000            --
                                                 -----------   -----------
                                                  3,965,000     2,250,000
Shareholders' deficiency:
Common shares (note 7)                            8,339,552     8,339,552
Contributed surplus                                   5,653         5,653
Deficit                                         (10,225,659)   (8,471,265)
                                                 -----------   -----------
                                                 (1,880,454)     (126,060)

Commitments and contingency (notes 9 and 11)
Subsequent events (note 14)
                                                 -----------   -----------
                                                 $2,891,045    $2,861,865
                                                 ===========   ===========
See accompanying notes to financial statements.

                                    Page-4

                             GOAL SEMICONDUCTOR INC.
                      Statement of Operations and Deficit

       Year ended December 31, 2004, with comparative figures for 2003
                              (in Canadian dollars)

                                                    2004          2003
                                               -------------   ------------

Sales                                          $    473,932    $   453,602
Cost of goods sold                                  137,943         74,859
                                               -------------   ------------
                                                    335,989        378,743
Expenses:
Research and development (net of grants
  of $57,495, 2003 - $156,090 and research
  tax credits of $635,931, 2003 - $551,090)         640,519        251,165
Selling, general and administrative               1,033,868        764,604
                                               -------------   ------------
                                                  1,674,387      1,015,769
                                               -------------   ------------
Loss before the undernoted                       (1,338,398)      (637,026)

Depreciation and amortization                      (105,977)      (141,784)

Financial expenses (note 8)                        (323,635)       (62,889)

Other revenue:
Interest                                             13,616          2,589
Gain on forgiveness of the SMC loan payable              --         70,200
                                               -------------   ------------
                                                     13,616         72,789
                                               -------------   ------------
Net loss                                         (1,754,394)      (768,910)

Deficit, beginning of year                       (8,471,265)    (7,702,355)
                                               -------------   ------------
Deficit, end of year                           $(10,225,659)   $(8,471,265)
                                               =============   ============

See accompanying notes to financial statements.

                                    Page-5

                             GOAL SEMICONDUCTOR INC.
                             Statement of Cash Flows

        Year ended December 31, 2004, with comparative figures for 2003
                              (in Canadian dollars)

                                                    2004          2003
                                                ------------   -----------
Cash flows from operating activities:
  Net loss                                      $(1,754,394)   $ (768,910)
  Adjustments for:
    Depreciation and amortization                   105,977       141,784
    Dividend expense                                215,000            --
    Amortization of deferred financing costs         37,589            --
    Gain on forgiveness of the SMC loan payable          --       (70,200)
  Changes in operating assets and liabilities:
    Accounts receivable                             (13,832)       44,191
    Research tax credits receivable                (600,000)       75,000
    Work in process                                 (10,000)      102,858
    Inventory                                       (35,093)       (1,639)
    Prepaid expenses and deposits                    95,332       (14,890)
    Accounts payable and accrued liabilities        (24,553)     (218,222)
    Deferred revenues                                18,747       (91,210)
                                                ------------   -----------
                                                 (1,965,227)     (801,238)

Cash flows from financing activities:
  Issuance of convertible preferred shares        1,500,000     2,250,000
  Deferred financing costs                               --      (187,944)
  Increase in long-term debt                        121,838       278,162
  Increase (decrease) in research and
    development tax credit bank loan                 50,000       (56,000)
  Reimbursement of long-term debt                  (110,358)       (9,444)
                                                ------------   -----------
                                                  1,561,480     2,274,774

Cash flows from investing activities:
  Purchase of short-term investments                     --      (991,380)
  Disposal of short-term investments                991,380            --
  Disposal of property and equipment                     --         9,000
  Addition to property and equipment                 (4,468)           --
                                                ------------   -----------
                                                    986,912      (982,380)
                                                ------------   -----------
Net increase in cash and cash equivalents           583,165       491,156

Cash and cash equivalents, beginning of year        558,636        67,480
                                                ------------   -----------
Cash and cash equivalents, end of year          $ 1,141,801    $  558,636
                                                ============   ===========
Supplementary disclosure of cash flow information (note 13)

See accompanying notes to financial statements.

                                    Page-6

                             GOAL SEMICONDUCTOR INC.
                          Notes to Financial Statements

                          Year ended December 31, 2004
                              (in Canadian dollars)
=============================================================================

Goal Semiconductor Inc. (the "Company") is incorporated under the Canada Business Corporations Act. Its principal business activities are the development and commercialization of custom and standard integrated circuit products and the services generated therefrom.

1.   Significant accounting policies:

(a)  Cash and cash equivalents:

     Cash and cash equivalents consist of cash on hand, bank balances and short-term liquid investments with maturities of three months or less.

(b)  Short-term investments:

     Investments are recorded at the lower of cost and market value.

(c)  Inventory:

     Inventory consists of finished goods and is stated at the lower of cost and net realizable value. Cost is determined on an average cost basis.

(d)  Property and equipment:

     Property and equipment, net of related investment tax credits, are recorded at cost. Depreciation and amortization is provided using the following methods at the following annual rates:

             Asset                     Basis                 Rate/period
-------------------------------   -----------------      -------------------
Computer hardware                 Declining balance               30%
Computer software                 Declining balance               30%
Testing and packaging equipment   Declining balance               20%
Furniture and fixtures            Declining balance               20%
Leasehold improvements            Straight-line          Over the lease term


(e)  Deferred financing costs:

     Financing costs are deferred and amortized on a straight-line basis over the expected term of the related debt instrument.

                                    Page-7

(f)  Revenue recognition:

     Revenue from the sale of products is recognized when delivered. Revenue from long-term design contract agreements is recognized on the percentage of completion method based on the ratio of the incurred costs to date to the projected total cost of completing the contracts. Estimated losses on contracts are recognized when they become known. Work in process is established for services rendered which have not yet been billed. Amounts billed under contracts entered into with clients for services not yet rendered are recognized as deferred revenue.

(g)  Research and development:

     Research expenditures, net of any related research tax credits and grants, are expensed as incurred. Development expenditures, net of tax credits, if any, are capitalized when they meet the appropriate criteria for capitalization in accordance with generally accepted accounting principles.

(h)  Government assistance and investment tax credits:

     Government assistance and investment tax credits related to capital expenditures are deferred and amortized on the same basis as the assets to which they relate and those related to non-capital items are charged against the related expenses in the period earned. Government assistance and investment tax credits are recognized as long as there is reasonable assurance of their realization.

(i)  Income taxes:

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. Future income tax assets are recognized and, if realization is not considered "more likely than not", a valuation allowance is provided.

(j)  Foreign currency translation:

     Monetary assets and liabilities in foreign currencies are translated at the rate of exchange in effect at the balance sheet date. Items pertaining to the statement of operations are translated at the average rate of exchange prevailing during the year. Gains or losses are charged to current operations.

                                    Page-8

(k)  Presentation and disclosure of financial instruments:

     In accordance with the Canadian Institute of Chartered Accountants' recommendation of Section 3860, the issuer of a financial instrument should classify the instrument of its component parts, as a liability or as equity in accordance with the substance of the contractual arrangement on initial recognition and the definition of a financial liability and an equity instrument.

     As a result, convertible preferred shares are classified as a liability because they have terms and conditions that meet the definition of a financial liability. The cumulative dividend of 8% related to these preferred shares is also recognized as a liability and a charge in the statement of operations.

(l)  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reported periods. Significant management estimates and assumptions have been made in estimating the useful lives of property and equipment, estimating the advancement of work for revenue recognition purposes, and assessing the recoverability of future income tax assets and investment tax credits receivable. Receipt of the investment tax credits is dependent on the review and acceptance of the eligibility of expenditures by the taxation authorities. Actual results could differ from those estimates.

(m)  Guarantees:

     In the normal course of business, the Company enters into various agreements that may contain features that meet the definition of a guarantee. A guarantee is defined to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying interest rate, foreign exchange rate, equity or commodity instrument, index or other variable, that is related to an asset, a liability or an equity security of the counterparty, (ii) failure of another party to perform under an obligating agreement or (iii) failure of another party to pay its indebtedness when due.

     A liability is recorded when the Company considers probable that a payment relating to a guarantee has to be made to the other party of the contract or agreements.

2.   Changes in accounting policies:

                                    Page-9

(a)  Long-lived assets:

     In December 2002, Section 3063, of the Canadian Institute of Chartered Accountants Handbook, entitled "Impairment or Disposal of Long-Lived Assets", was issued. Section 3063 amends existing guidance on long-lived asset impairment measurement and establishes standards for the recognition, measurement and disclosure of the impairment of long-lived assets held for use by the Company. A long-lived asset must be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of undiscounted cash flows expected from its use and eventual disposal. An impairment loss is recorded for the amount by which the carrying amount of long-lived asset exceeds its fair value. The new standards in
     Section 3063 are applicable for financial periods beginning on or after April 1, 2003. The Company implemented the new standards as at January 1, 2004 and these new standards did not have any impact on the Company's financial statements for the year ended December 31, 2004.

(b)  Revenue recognition:

     In December 2003, the Emerging Issues Committee released Abstracts EIC-141, Revenue Recognition ("EIC-141") and EIC-142, Revenue Arrangements with Multiple Deliverables ("EIC-142"). EIC-141 provides interpretive guidance on the application of CICA Handbook Section 3400, Revenues, and EIC-142 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. These standards did not have any impact on the Company's consolidated financial statements for the year ended
     December 31, 2004.

3.   Property and equipment:

                                                           2004       2003
                                      Accumulated        --------   ---------
                                   depreciation and      Net book   Net book
                          Cost       amortization          value      value
                       -----------  ---------------      ---------  ---------

Computer hardware      $  457,313     $  409,362         $ 47,951   $ 60,292
Computer software       1,279,836      1,081,919          197,917    250,700
Testing and packaging
  equipment               180,165        134,904           45,261     55,990
Furniture and fixtures    122,028         91,541           30,487     38,281
Leasehold improvements     21,248         21,248              --          --
                       -----------    -----------        ---------  ---------
                        2,060,590      1,738,974          321,616    405,263
Less investment
  tax credits             (24,426)       (21,382)          (3,044)    (3,044)
                       -----------    -----------        ---------  ---------
                        2,036,164      1,717,592          318,572    402,219
Equipment under
  capital leases:
Computer hardware          62,755         48,767           13,988     18,950
                       -----------    -----------        ---------  ---------
                       $2,098,919     $1,766,359         $332,560   $421,169
                       ===========    ===========        =========  =========

                                    Page-10

Included in "depreciation and amortization" on the Statement of Operations is depreciation of equipment under capital leases of $11,234.

4.   Research and development tax credit bank loan:

     The research and development tax credit bank loan, bears interest at the bank's prime rate plus 2.00% per annum and is repayable on demand. This loan is guaranteed by Investissement Quebec for a limited amount up to 75% of the eligible research and development tax credits receivable and by a moveable hypothec in the amount of $500,000. The loan agreement requires that certain financial covenants be met. As at December 31, 2004, all financial covenants were respected.

5.   Long-term debt:

                                            2004       2003
                                          --------   --------

Commercialization loan(1)                 $300,000   $278,162
Obligations under capital leases(2)         13,373     10,831
                                          --------   --------
                                           313,373    288,993

Current portion of long-term debt(3)       104,386     74,131
                                          --------   --------
                                          $208,987   $214,862
                                          ========   ========
------------

(1)  Commercialization loan:

     The Company entered into a financing agreement amounting to $400,000 with Investissement Quebec (IQ) for the commercialization of new products. As part of this financing, the Company has granted to IQ the option to purchase up to 132,938 common shares at a price of $0.30 per share. The Company determined that the fair value of the option was nominal at date of issuance.

     Under the terms of this agreement, the outstanding amount bears interest at IQ's prime rate plus 1.5%, payable monthly. The remaining outstanding principal is repayable in 36 equal monthly installments of $8,333. This credit facility is secured by a moveable hypothec on certain intellectual property and assets of the Company amounting to $480,000.

(2)  Obligations under capital leases:

     The Company leases computer hardware under capital leases, bearing interest at rates varying from 12.63% to 21.01%, maturing between January 2005 and November 2006.

     Interest expense related to obligations under capital lease for the year ended December 31, 2004 was $981.

(3)  Long-term debt obligations:

                                    Page-11

Principal repayments on long-term debt in each of the next three years are as follows:

2005       $104,386
2006        104,240
2007        104,747

6.   Convertible preferred shares:

     The Company is authorized to issue an unlimited number of Class A convertible preferred shares. Each Class A convertible preferred share is convertible into one common share, at the option of the holder. Each Class A convertible preferred share is voting (on an "as converted" basis), and automatically convert upon certain conditions. The holders of Class A convertible preferred shares are entitled to receive a cumulative and preferential dividend at the rate of 8%, compounded annually, payable as and when declared by the Board of Directors.

     The Class A convertible preferred shares rank ahead of common shares with respect to liquidation rights, in the event of a sale transaction or the payment of dividends.

     In the event that there is no automatic conversion or liquidity event, or if all the Class A convertible preferred shares have not been redeemed after five years from their date of issuance, a put option allows the holders of a majority of the Class A convertible preferred shares to cause a sale transaction of the Company.

     Upon liquidation of the assets or a change of control (resulting from either the sale, the merger, amalgamation, etc. of the shares of the Company), the holders of the convertible preferred shares are entitled to receive, in preference to any distribution to the common shareholders, the purchase price paid for any preferred shares together with all accrued and unpaid dividends. Once all amounts payable to the preferred shareholders have been paid, the remaining available proceeds will be distributed rateably, on an as converted basis, among the shareholders.

                                                         2004         2003
                                                      ----------   ----------
Issued and outstanding:

10,013,540 Class A convertible preferred shares
  (6 008 122 shares in 2003)                          $3,750,000   $2,250,000
Accrued preferred dividends                              215,000           --
                                                      ----------   ----------
Total                                                 $3,965,000   $2,250,000
                                                      ==========   ==========

                                    Page-12

Year ended December 31, 2004:

On October 20, 2004, the Company issued 4,005,418 Class A convertible preferred shares at a price of $0.374 per share, for a total consideration of $1,500,000.

Under the terms of this financing, holders have the option to subscribe for 4,005,418 additional Class A convertible preferred shares on the same terms and conditions, for a consideration of $1,500,000.

The Company determined that the fair value of the equity investment component was nominal at date of issuance for this transaction and all of the proceeds were allocated to the financial liability component.

Year ended December 31, 2003:

On November 20, 2003, the Company issued 6,008,122 Class A convertible preferred shares for a cash consideration of $2,250,000.

Share issue costs related to the above transactions amounted to $187,944.

The Company determined that the fair value of the equity investment component was nominal at date of issuance for this transaction and all of the proceeds were allocated to the financial liability component.

7.   Common shares:

                                                         2004         2003
                                                      ----------   ----------
Authorized:
An unlimited number of common shares

Issued:
3,604,878 common shares                               $8,339,552   $8,339,552

Employee Stock Option Plan:

In 2003, the Company amended its Stock Option Plan for officers and key employees (the "2003 Amended Plan"). The total number of shares that may be issued under the 2003 Amended Plan is equal to 19.70% (4,345,615) of the issued and outstanding shares on a fully-diluted and as converted basis, taking into consideration the conversion of each Class A preferred share into one common share and assuming the additional shares under the 2003 financing are issued (see note 6). When vested, each option allows its owner to subscribe to one common share. The exercise price of each option is determined by the Board of Directors, at the time of granting the option. Options are granted by the Board of Directors, vest over four years and expire at the end of the seventh year. All options granted to employees and officers under the former Plan have been converted to the 2003 Amended Plan, with the same terms and conditions.

                                    Page-13

The Company applies the settlement method of accounting for stock options granted to employees. Had compensation costs for the Company's Stock Option Plan been determined based on their fair value at the grant date, the Company's net loss would have been adjusted to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003.

                                                         2004         2003
                                                      ----------   ----------

Net loss as reported                                  $1,754,394   $ 768,910
Pro forma compensation expense                             9,346       8,674
                                                      ----------   ---------
Pro forma net loss                                    $1,763,740   $ 777,584
                                                      ==========   =========

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4% (2003 - 4.5%), dividend yield of 0% (2003 - 0%), expected volatility of nil (2003 - nil) and the expected life of 7 years (2003 - 7 years).

The weighted average fair value of the options granted during the year is $0.05 per option (2003 - $0.04).

A summary of the status of the Company's Stock Option Plan as of December 31, 2004 and changes during the year are presented below:

                                           2004                    2003
                                         Weighted                Weighted
                                          average                 average
                                         exercise                exercise
                               Shares      price      Shares       price
                             ----------  --------   ----------   ---------
Outstanding, beginning
of year (1)                  1,847,280     $0.17       112,544     $0.40
Granted                        112,000      0.20     1,734,736      0.15
Cancelled                      (16,855)     0.36            --        --
                             ----------    -----     ---------     -----
Outstanding, end of year     1,942,425     $0.17     1,847,280     $0.17
                             ==========    =====     =========     =====
Options exercisable at
  year-end                     538,548     $0.19        98,271     $0.36
                             ==========    =====     =========     =====

                                    Page-14

The following table summarizes the information on outstanding stock options at December 31, 2004:

                                                                   Number of
                       Number of           Weighted average of    exercisable
                 outstanding options at   remaining contractual   options at
                      December 31,         life of outstanding   December 31,
Exercise price           2004                    options             2004
--------------   ----------------------   ---------------------   -----------
$0.15                  1,729,736(1)               6 years           451,809
 0.20                    112,000                  7 years                --
 0.78                     15,750                1.5 years            15,750
 0.45                     26,439                  3 years            26,439
 0.33                     48,500                  4 years            34,550
 0.01                     10,000                  1 year             10,000
                       ---------                                    -------
                       1,942,425                                    538,548
                       =========                                    =======
----------

(1) This includes 1,652,236 options granted to officers of the Company during 2003 that shall be adjusted downward if all or part of the additional shares under the new convertible preferred shares financing (see note 6) are not issued by the Company.

8.   Financial expenses:

                                                        2004         2003
                                                      --------     -------
Dividend expense                                      $215,000     $    --
Amortization of deferred financing costs                37,589          --
Interest on research and development bank loan          23,560      17,770
Interest on long-term debt                              17,940      12,005
Bank and refinancing charges                            13,994      28,859
Interest and penalties                                  13,053          --
Foreign exchange loss                                    2,499       4,255
                                                      --------     -------
                                                      $323,635     $62,889
                                                      ========     =======

9.   Commitments:

The Company is committed to payments under operating leases for its premises and several leases for software and equipment as follows:

2005     $295,570
2006      307,309
2007       22,897

                                    Page-15

10.   Income taxes:

The tax effects of temporary differences that give rise to significant portions of the future tax assets and liabilities at December 31, 2004 and 2003 are presented below:

                                                         2004         2003
                                                     ----------   ----------

Future tax assets:
Losses carried forward                               $1,849,000   $1,502,000
Research and development expenses carried forward     1,190,000      902,000
Property and equipment                                  196,000       84,000
                                                     -----------  -----------
                                                      3,235,000    2,488,000
Less valuation allowance                             (3,117,000)  (2,404,000)
                                                     -----------  -----------
                                                        118,000       84,000
Future tax liabilities:
Research tax credits                                    118,000       84,000
                                                     -----------  -----------
Net future tax asset                                 $       --   $       --
                                                     ===========  ===========

In assessing the realization of future tax assets, management considers whether it is more likely than not that a portion or all of the future income tax assets will be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income and tax planning strategies.

At December 31, 2004, the Company had available the following deductions:

                                             Provincial        Federal
                                             -----------      ----------
Non-capital losses available until:
2005                                          $1,079,000      $1,040,000
2006                                           1,133,000       1,180,000
2007                                             518,000         570,000
2008                                           1,067,000       1,067,000
2009                                             326,000         381,000
2010                                             548,000         641,000
2014                                           1,026,000       1,129,000

Unutilized research and development
  expenditures, without time limitation        5,404,000       3,226,000

Excess of undepreciated capital cost
  over the net book value of equipment           626,000         633,000
                                             -----------      ----------
                                             $11,727,000      $9,867,000
                                             ===========      ==========

                                    Page-16

In addition, the Company has investment tax credits at the federal level that can reduce future income tax payable which are not recorded in the accounts which expire as follows:

2005    $ 17,000
2007     188,000
2008      51,000
2009     206,000
        --------
        $462,000
        ========

11.   Government assistance:

(a) The Company was awarded a grant from the Federal Government through the National Research Council of Canada. The total contribution is for a maximum of $250,000. In 2004, an amount of $55,495 has been recorded against research and development expenses ($156,090 in 2003).

(b) The Company benefits from a maximum grant contribution of $50,000 from the Department of Foreign Affairs and International Trade under their PEMD program for the commercialization of products. The contribution is repayable in annual installments of 4% of export sales in excess of established thresholds and expires on March 31, 2006.

(c) Under the terms of an agreement with a federal government agency, the Company has received research and development contributions for previous years amounting to $244,000 as at December 31, 2004. These contributions are reimbursable annually based on 12% of sales of the commercialized products resulting from a specific research and development project, to a maximum of twice the contribution received. Presently, no commercialized products have been developed and it is not in the Company's plans to develop these products. Consequently, the Company does not believe that it will have to repay the amount.

12.   Financial instruments:

(a)  Credit risk:

     In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the creditworthiness of all new customers. The Company determines an allowance for doubtful accounts to reflect specific customer risks.

(b)  Foreign currency risk management:

     A portion of the Company's revenues are derived in US dollars. This results in a financial risk due to fluctuations in the value of the Canadian dollar relative to the foreign currencies and could cause unanticipated fluctuations in the Company's operating results. The Company does not engage in the use of derivative financial instruments to manage its currency exposure.

                                    Page-17

(c)  Interest rate risk:

     The Company's exposure to interest rate risk is as follows:

     Commercialization loan                            Variable interest rate
     Research and development tax credit bank loan     Variable interest rate
     Obligations under capital lease                      Fixed interest rate
     Convertible preferred shares                         Fixed interest rate

(d)  Fair value:

     The carrying values of cash and cash equivalents, accounts receivable, research tax credits receivable, research and development tax credit bank loan, accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of the instruments. The carrying values of obligations under capital lease also approximate their fair value.

     The fair value of long-term debt with IQ approximates its carrying value. The fair value of the convertible preferred shares approximates their carrying value as the Company considers that similar instruments issuance as at December 31, 2004 would be achieved under the same conditions as the issuance of the long-term debt.

13.   Supplementary disclosure of cash flow information:

                                                             2004       2003
                                                           -------    -------

Cash paid during the year:
Interest                                                   $41,500    $37,287

Non-cash financing and investing activities:
  Purchase of property, plant and equipment financed
    by obligations under capital lease                      12,900         --

Issuance of common shares compensated by deposits
  from employees on shares to be issued                         --        378

14.   Subsequent events:

On August 29, 2005, all of the outstanding common shares, preferred shares and employee stock options were acquired by Ramtron International Corporation ("Ramtron") in exchange for 1,950,000 newly issued common shares of Ramtron amounting to US$5,600,000 (CAN$6,720,000) and US$2,000,000 (CAN$2,400,000) in
cash.

                                    Page-18

At the date of this transaction, the Company repaid two financial obligations as follows:

(a) The existing commercialization loan with IQ plus accrued interest has been fully repaid. The 132,938 options held by IQ were cancelled for a nominal amount.

(b) On June 28, 2005, the Company had entered into a credit facility of $500,000 with two of its shareholders, secured by a first rank hypothec on research tax credits receivable. Concurrently with the Ramtron transaction, the Company reimbursed this credit facility plus accrued interest amounting to $510,000.

15. Significant differences between generally accepted accounting principles ("GAAP") in Canada and in the United States of America ("US"):

As a result of the transaction disclosed under note 14 above, the Company is required to reconcile its financial results for significant measurement differences between Canadian GAAP and US GAAP as they specifically relate to the Company.

The following table sets forth the impact of material differences between Canadian GAAP and US GAAP on the Company's financial statements:

(i)  Reconciliation of net loss:

Net loss as reported in the statement of operations
  per Canadian GAAP                                           $(1,754,394)
Adjustments for:
Amortization of deferred financing costs(a)                        37,589
Dividend on redeemable preferred shares(b)                        215,000
Stock-based compensation expense(c)                               (45,000)
                                                              ------------
Net loss in accordance with US GAAP                           $(1,546,805)
                                                              ============

(ii)  Reconciliation of shareholders' deficiency (continued):

Shareholders' deficiency in accordance with
  Canadian GAAP:                                              $(1,880,454)
Adjustments for:
Amortization of deferred financing costs(a)                        37,589
Dividend on redeemable preferred shares(b)                             --
Stock-based compensation(c)                                            --
                                                              ------------
Shareholders' deficiency in accordance with US GAAP           $(1,842,865)
                                                              ============
------------

(a) and (b):  Under Canadian GAAP, dividends and the amortization of share issuance costs on redeemable preferred shares that are presented as a liability are included in the determination of

                                    Page-19
              net loss as a financial expense. For SEC financial presentation purposes under US GAAP, the preferred shares are considered temporary equity and, therefore, the dividends and issuance costs are presented as an increase to the deficit and a reduction in share capital, respectively. The dividend has no impact on the net amount of shareholders' deficiency.

(c): Under Canadian GAAP, the Company accounts for employee stock-based compensation by the settlement method. Under US GAAP, the Company has elected, under SFAS No. 123, Accounting for Stock-Based Compensation, to continue to apply the provisions of Accounting Principles Board Opinion 25 Accounting for Stock Issued to Employees ("APB 25") to its accounting for stock compensation to employees. Under APB 25, compensation expense is measured based on the intrinsic value method. Under this method, compensation cost is measured as the difference between the fair value of the stock at the date of the grant over the exercise price. In most cases, the application of the intrinsic value method by the Company does not result in compensation expense under US GAAP. However, during the period, the Company granted options to certain employees where the number of options is contingent on the occurrence of future events. In accordance with US GAAP, these options are being accounted for using variable plan accounting. At each reporting date, compensation cost is measured based on an estimate of the number of options that will vest and the difference between the fair value of the underlying stock and the exercise price at such dates. The compensation cost is being recognized over the vesting period.

      The change in net loss for the compensation expense results in a credit to additional paid-in capital. Consequently, these adjustments offset one another in the reconciliation of shareholders' deficiency.

16.  Comparative figures:

Certain of the 2003 comparative figures have been reclassified to conform with the financial statement presentation adopted in 2004.

                                    Page-20

9.01(b)  Pro forma financial information
----------------------------------------

                Unaudited Pro Forma Combined Financial Statements
                -------------------------------------------------

The following unaudited pro forma combined financial statements of Ramtron presented below are derived from the historical consolidated financial statements of Ramtron and the historical financial statements of Goal Semiconductor, Inc. (Goal) and have been prepared to give pro forma effect to our acquisition of Goal on August 29, 2005. The historical financial statements of Goal have been translated into US dollars using the exchange rate (.8142) for purposes of the June 30, 2005 unaudited combined pro forma balance sheet and an average rate of (.7721) and (.8108) for purposes of the unaudited combined pro forma statements of operations for the year ended December 31, 2004 and for the six-month period ended June 30, 2005, respectively.

The pro forma information has been compiled as if our acquisition of Goal occurred on June 30, 2005 for purposes of the unaudited combined pro forma balance sheet and as of January 1, 2004 for the year ended December 31, 2004 and as of January 1, 2005 for the six-month period ended June 30, 2005 for purposes of the unaudited combined pro forma statements of operations.

The pro forma combined financial statements may not be indicative of the results that actually would have occurred if our acquisition of Goal had occurred on the dates indicated or which may be obtained in the future. The unaudited pro forma combined financial statements presented below are qualified in their entirety by, and should be read in conjunction with, the historical consolidated financial statements of Ramtron International Corporation included in our current report on Form 8-K dated October 11, 2005 and the historical financial statements of Goal Semiconductor, Inc. included in this current report on Form 8-K.

                                    Page-21

                        Ramtron International Corporation
                    Unaudited Pro Forma Combined Balance Sheet
                                  June 30, 2005
                                  (in thousands)

                                  Ramtron      Goal      Pro Forma    Ramtron
                                Historical  Historical  Adjustments  Pro Forma
                                ----------  ----------  -----------  ---------
          ASSETS
Current assets:
  Cash and cash equivalents      $ 3,165      $  511    $(2,200)(1)   $ 2,626
                                                        $  (100)(2)
                                                        $ 1,250(1)
  Accounts receivable,
    less allowances of $33         6,009          84         --         6,093
  Inventories                      5,624          38         --         5,662
  Other current assets               558         777         --         1,335
  Assets of discontinued
    operation                      1,460          --         --         1,460
                                 -------      -------   --------      -------
Total current assets              16,816       1,410     (1,050)       17,176

Property, plant and
  equipment, net                   4,256         236         --         4,492
Goodwill, net                        585          --        625(1)(2)   1,210
Intangible assets, net             3,890          --       4,591(1)     8,481
Other assets                         332          --         --           332
                                 -------      -------   --------      -------
Total assets                     $25,879      $1,646     $4,166       $31,691
                                 =======      =======   ========      =======
          LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable               $ 2,084      $   95         --       $ 2,179
  Accrued liabilities              1,547          --         --         1,547
  Deferred revenue                 1,047           1         --         1,048
  Current portion of long-term
    promissory notes, net of
    unamortized discount of $0
    and $293, respectively           250         492       (492)(1)       250
  Liabilities of discontinued
    operation                        525          --         --           525
                                 -------      -------   --------      -------
Total current liabilities          5,453         588       (492)        5,549

Deferred revenue                   4,378          --         --         4,378
Long-term promissory notes,
  net of unamortized
  discount of $1,152
  and $1,491, respectively         4,968         128      1,250(1)      6,218
                                                           (128)(1)
Convertible preferred shares          --       2,900     (2,900)(1)        --
                                 -------      -------   --------      -------
Total liabilities                 14,799       3,616     (2,270)       16,145
                                 =======      =======   ========      =======

                                    Page-22

Stockholders' equity:
  Series A - 1,365 designated,
    no shares issued                  --          --         --            --
  Series B - 3,600 designated,
    3,334 shares and no shares
    issued and outstanding,
    respectively                      --          --         --            --
  Common stock, $.01 par value,
    50,000,000 shares authorized:
    22,424,792 shares issued
    and outstanding, respectively    224          --         20(1)        244
  Additional paid-in capital     235,526          --      5,502(1)    241,028
  Accumulated deficit           (224,670)     (1,970)     1,970(1)   (225,726)
                                                         (1,056)(1)
                                 -------      -------   --------      -------
Total stockholders' equity        11,080      (1,970)     6,436        15,546
                                 -------      -------   --------      -------
                                 $25,879      $1,646     $4,166       $31,691
                                 =======      =======   ========      =======

See accompanying notes to unaudited pro forma combined financial statements.

                                    Page-23

                       Ramtron International Corporation
              Unaudited Pro Forma Combined Statement of Operations
                         Six months ending June 30, 2005
                     (in thousands, except per share amounts)

                                 Ramtron       Goal      Pro Forma    Ramtron
                                Historical  Historical  Adjustments  Pro Forma
                                ----------  ----------  -----------  ---------
Revenue:
  Product sales                  $15,713      $  164         --       $15,877
  License and development fees       358          --         --           358
  Royalties                          389          --         --           389
  Customer-sponsored research
    and development                  250          --         --           250
                                 --------     -------   --------      --------
                                  16,710         164         --        16,874

Costs and expenses:
  Cost of product sales            7,701          96         --         7,797
  Provision for inventory
    write-off                        836          --         --           836
  Research and development         3,241         220      1,056(4)      4,517
  Research and development
    IP amortization                   --          --        153(3)        153
  Customer-sponsored research
    and development                  321          --         --           321
  General and administrative       1,961         363         --         2,324
  Sales and marketing              2,476         138         --         2,614
                                 --------     -------   --------      --------
                                  16,536         817      1,209        18,562

Operating  income (loss)
  from continuing operations         174        (653)    (1,209)       (1,688)

Interest expense, related party     (162)         --         --          (162)
Interest expense, other             (393)        (16)        16(5)       (437)
                                                            (44)(5)
Other income (expense), net           48          16         --            64
                                 --------     -------   --------      --------
Income (loss) from continuing
  operations before income
   tax provision                    (333)       (653)    (1,237)       (2,223)
Income tax provision                  --          --         --(6)         --
                                 --------     -------   --------      --------
Income (loss) from continuing
  operations                        (333)       (653)    (1,237)       (2,223)
Gain (loss) from discontinued
  operation                       (3,851)         --         --        (3,851)
                                 --------     -------   --------      --------
Net income (loss)                $(4,184)     $ (653)   $(1,237)      $(6,074)
                                 ========     =======   ========      ========

                                    Page-24

Net income (loss) per share:
  Basic:
    Income (loss) from
      continuing operations      $ (0.02)                             $ (0.09)
    Gain (loss) from
      discontinued operation       (0.17)                               (0.16)
                                 --------                             --------
Total                            $ (0.19)                             $ (0.25)
                                 ========                             ========

  Diluted:
    Income (loss) from
      continuing operations      $ (0.02)                             $ (0.09)
    Loss from discontinued
      operation                    (0.17)                               (0.16)
                                 --------                             --------
Total                            $ (0.19)                             $ (0.25)
                                 ========                             ========
Weighted average shares
  outstanding:
  Basic                           22,419                               24,370
                                 ========                             ========
  Diluted                         22,419                               24,370
                                 ========                             ========

See accompanying notes to unaudited pro forma combined financial statements.

                                    Page-25

                       Ramtron International Corporation
             Unaudited Pro Forma Combined Statement of Operations
                          Year ending December 31, 2004
                    (in thousands, except per share amounts)

                                 Ramtron       Goal      Pro Forma    Ramtron
                                Historical  Historical  Adjustments  Pro Forma
                                ----------  ----------  -----------  ---------
Revenue:
  Product sales                  $37,230      $   366        --       $37,596
  License and development fees       717           --        --           717
  Royalties                          765           --        --           765
  Customer-sponsored research
    and development                  781           --        --           781
                                 --------     --------  --------      --------
                                  39,493          366         --        39,859
                                 ========     ========  ========      ========
Costs and expenses:
  Cost of product sales           17,078          107        --        17,185
  Provision for inventory
    write-off                        121           --        --           121
  Research and development         6,209          495   $ 1,056(4)      7,760
    Research and development
    IP amortization                   --           --       307(3)        307
  Customer-sponsored research
    and development                  797           --        --           797
  General and administrative       5,099          592        --         5,691
  Sales and marketing              5,394          323        --         5,717
  Impairment of goodwill              --           --        --            --
  Impairment of long-lived assets     --           --        --            --
                                 --------     --------  --------      --------
                                  34,698        1,517     1,363        37,578
                                 ========     ========  ========      ========
Operating  income (loss) from
  continuing operations            4,795       (1,151)   (1,363)        2,281

Interest expense, related party     (410)          --        --          (410)
Interest expense, other             (899)         (55)       55(5)       (987)
                                                            (88)(5)
Other income (expense), net           45           11        --            56
                                 --------     --------  --------      --------
Income (loss) from continuing
  operations before income
  tax provision                    3,531       (1,195)   (1,396)          940
Income tax provision                 (74)          --        --(6)        (74)
                                 --------     --------  --------      --------
Income (loss) from continuing
  operations                       3,457       (1,195)   (1,396)          866
Gain (loss) from discontinued
  operation                          145           --        --           145
                                 --------     --------  --------      --------
Net income (loss)                $ 3,602      $(1,195)  $(1,396)      $ 1,011
                                 ========     ========  ========      ========

                                    Page-26

Net income (loss) per share:
  Basic:
    Income (loss) from
    continuing operations        $  0.15                              $  0.03
    Gain (loss) from
      discontinued operation        0.01                                 0.01
                                 --------                             --------
Total                            $  0.16                              $  0.04
                                 ========                             ========

  Diluted:
    Income (loss) from
      continuing operations      $  0.15                              $  0.03
    Loss from discontinued
      operation                       --                                 0.01
                                 --------                             --------
Total                            $  0.15                              $  0.04
                                 ========                             ========

Weighted average shares
  outstanding:
  Basic                           22,238                               24,189
                                 ========                             ========
   Diluted                        23,528                               25,479
                                 ========                             ========

See accompanying notes to unaudited pro forma combined financial statements.

                                    Page-27

            Notes to Unaudited Pro Forma Combined Financial Statements
            ----------------------------------------------------------

Basis of Presentation

The pro forma adjustments are based on the available information and certain estimates and assumptions, therefore the actual adjustments could differ from the pro forma adjustments. We have not yet completed our analysis of the allocation of the purchase price in our acquisition of Goal among intellectual property, in-process research and development and goodwill.

Using the assistance of valuation consultants, we will complete our evaluation of the fair value of the assets acquired and the estimated lives of such assets. Accordingly, the allocation of purchase price and the lives of the assets, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets.

The pro forma adjustments necessary to present our financial position and results of operations are as follows:

(1) To reflect the issuance of 1,951,389 shares of our common stock at $2.83 per share; the payment of $2,300,000 ($100,000 for acquisition costs) in cash for a total consideration of $7,822,000, in exchange for all of the outstanding capital stock of Goal; and the convertible preferred shares, including accrued and unpaid dividends and all other debt of Goal. The $2.83 per share value of our common stock was determined based on the average of our common stock price for a few days before and few days after the agreement on the Goal acquisition was reached and announced. The payment of the $2,300,000 was funded through the borrowing of $1,250,000 and a portion of cash on hand:

                                                 (in thousands)

     Common stock                                    $   20
     Paid in capital                                  5,502
     Cash                                             2,300
                                                     ------
     Total consideration                             $7,822
                                                     ======

                                    Page-28

The excess of consideration over the fair value of the net identifiable assets acquired was allocated to intangible assets as follows:

                                                 (in thousands)

     Total consideration                             $7,822
     Net tangible assets acquired                    (1,550)
                                                     -------
     Total intangible assets acquired                $6,272
                                                     =======

     Intellectual property                           $4,591
     In-process research and development              1,056
     Goodwill                                           625
                                                     ------
     Total intangible assets acquired                $6,272
                                                     ======

(2) To reflect the payment and capitalization of acquisition related costs to goodwill.

(3) To adjust amortization for the core technology associated with our acquisition of Goal. We currently expect to amortize intellectual property over a 15 year life on a straight line basis. Our preliminary estimate of the useful life of intellectual property is basis on the current rate of obsolescence associated with such intellectual property.

(4) To expense the portion of purchase price assigned to in-process research and development in our acquisition of Goal.

(5) To eliminate interest expense on the long-term debt and convertible preferred shares of Goal we repaid upon closing of the Goal acquisition Goal and to reflect interest expense on amounts borrowed under our line of credit used to repay a portion of the long-term debt and convertible preferred shares of Goal. We have assumed an interest rate of 7% on our borrowings under our line of credit, as borrowing under our line of credit bears interest at the prime rate plus one half percent.

(6) These pro forma adjustments have no impact on income tax expense as we had adequate net operating losses to offset taxable income generated in 2004. Our 2004 income tax expense was limited to alternative minimum tax.

9.01(c)  Exhibits
-----------------

          23.1  Consent of KPMG LLP.

                                    Page-29

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /s/ Eric A. Balzer
                                              ------------------------------
                                              Eric A. Balzer
                                              Chief Financial Officer
                                              (Principal Accounting Officer)

Dated October 19, 2005

                                    Page-30